Exhibit 10.21

* Portions of this marked Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                             DISTRIBUTION AGREEMENT

     Distribution Agreement (this "Agreement") dated March 29, 2003 (the "Effective Date") between AspenBio, Inc., a Colorado corporation ("AspenBio"), and Merial Limited, a company limited by shares registered in England and Wales (registered number 3332751), with a registered office at PO Box 327, Sandringham House, Sandringham Avenue, Harlow Business Park, Harlow, Essex CM19 5TG, England, and domesticated in Delaware, USA as Merial LLC ("Merial").

                                    RECITALS

     WHEREAS, AspenBio wishes for Merial to market, distribute and sell a lateral flow bovine early pregnancy test developed by AspenBio described in
Section 1.1 and Exhibit B attached hereto (the "Product"); and

     WHEREAS, any transfer of Product from AspenBio to Merial hereunder will be considered a "sale" of such Product, whether AspenBio receives the consideration for such transfer directly from Merial or from any agent or distributor of Merial or any other party receiving such Product from Merial.

         NOW, THEREFORE, the parties hereby agree as follows:

     1. Product Development.

     1.1 Development.
     ----------------
     In consideration of the payments described in Section 5, AspenBio will complete the design and development of the Product and deliver the Product, including all user and technical documentation associated therewith, in accordance with the specifications, design and functionality set forth on Exhibit A attached hereto (the "Design") in accordance with accepted standards within the industry to the best of its ability. As used in this Agreement, the term "Product" shall include all components set forth on Exhibit B attached hereto, all improvements or derivative works thereof developed by AspenBio, if and to the extent such improvements or derivative works relate to testing to determine the pregnancy status of cattle prior to 32 days after insemination ("Early Bovine Pregnancy Testing"), and all intellectual property and proprietary rights embodied therein, including, without limitation, any patents that are issued with respect thereto. Prior to delivery of the Product in accordance with Section 1.2, AspenBio will demonstrate the Product for Merial's approval and transfer to Merial all quality control tests ("QC Tests") developed by AspenBio to confirm the efficacy of the Product previously released from AspenBio's facilities.

1.2 Delivery.
-------------
     AspenBio shall deliver to Merial the finished Product, including packaging in accordance with Section 2.4 and Exhibit B, ready for Launch (as defined below) in accordance with the Design as soon as practicable, but in no event later than October 1, 2003. In the event AspenBio fails to deliver the finished Product to Merial in accordance with the Design by October 1, 2003, Merial may terminate this Agreement and AspenBio shall reimburse Merial 50% of all payments made to date by Merial under this Agreement, provided that AspenBio shall not be required to reimburse Merial for any delay resulting from delay by Merial in determining or approving the final form of packaging and instructions for the Product or any other Merial delay.

     1.3 Reports.
     ------------
     AspenBio shall meet with Merial when reasonably requested by Merial to discuss and report on the progress of the Product. Upon reasonable request by Merial, AspenBio shall deliver to Merial reports of AspenBio's progress on the Product, including any performance and quality control tests. Merial shall deliver to AspenBio any reports, data, or results of any performance or quality control tests relating to the Product of which it becomes aware.

     1.4 Customer Information.
     -------------------------
     AspenBio shall promptly provide Merial with the names, addresses, telephone numbers and all other information and marketing data obtained for all customer leads in its possession or under its control relating to the prospective or potential sale of the Product, including, without limitation, customer inquiries received by AspenBio for the Product (the "Customer Information").

     1.5 Training.
     -------------
     If requested by Merial (and at Merial's cost), AspenBio shall train Merial's employees with respect to the Product, the QC Tests and any other matter reasonably requested by Merial related to Early Bovine Pregnancy Testing.

     1.6 Due Diligence.
     ------------------
     Up to 30 days following Merial's receipt of the final Trial (as defined below) report, AspenBio shall provide to Merial and its agents and representatives such information (including copies of documents) concerning the Product as Merial may request, and reasonable access during normal business hours and upon reasonable advance notice to the properties, books and records relating to the Product, the proposed suppliers thereof and any other information necessary to permit a full due diligence investigation thereof. Notwithstanding the foregoing, proprietary information relating to the purification of antibodies or antigens or to the making of colloidal gold (the "Proprietary Information") shall be provided solely to Patrice Allibert and John Johnson of Merial and any other Permitted Persons (defined below) upon their execution of a confidentiality agreement substantially in the form of the Confidential Disclosure Agreement between AspenBio and Merial dated October 21, 2002 (except that such agreement shall not permit disclosure to employees, affiliates, in addition to other third parties, and shall not have an express termination date). If Merial reasonably believes that additional individuals should have access to the Proprietary Information, Merial shall request consent from AspenBio for such individuals to receive the Proprietary Information, such consent not to be unreasonably withheld (such consented to individuals are "Permitted Persons").

     1.7 Merial Property.
     --------------------
     All information received and property developed by Merial (other than information and property received from AspenBio, including, without limitation, the Products, the Licensed Property, as defined below, and any related patents) as a result of this Agreement and the transactions contemplated hereby shall remain the exclusive property of Merial. For the avoidance of doubt, Merial Property shall include any tradenames, trademarks and tradedress other than "Surbred" and related tradedress applied to the Products (the "Merial Product Trademarks").

     1.8 AspenBio Property.
     ----------------------
     The intellectual property related to the Product, including patents and patent applications, the Licensed Property, as defined below, and any related patents, and all information received and property developed by AspenBio (other than information and property received from Merial) as a result of this Agreement and the transactions contemplated hereby shall remain the exclusive property of AspenBio (the "AspenBio Property").

2. Product Orders, Shipping and Delivery.
-----------------------------------------

     2.1 Product Orders.
     -------------------

     Within 30 days of the date this Agreement is executed, Merial shall provide AspenBio with sales projections for the Product for the initial six months of sales (the "Order Schedule"). On or before the first of each calendar month thereafter, Merial shall provide AspenBio with sales projections for an additional month, which shall be added to the Order Schedule, such that AspenBio shall be provided with a rolling six month Order Schedule. AspenBio shall ship the Product to Merial in accordance with the Order Schedule. Merial may revise the Order Schedule with at least 90 days' advance notice to AspenBio. In the event that Merial is unable to provide 90 days advance notice, Merial may increase or decrease the Order Schedule by up to 20% if 60 days' advance notice is given to AspenBio. Regardless of the timing of such request, AspenBio shall use commercially reasonable efforts to supply any request by Merial for delivery of Products in excess of the amounts stated on the relevant Order Schedule, provided, however, that the provisions of Section 2.2 shall not apply to any changes to the Order Schedule made by Merial with less than 60 days' advance notice. Merial shall not place any order for less than 40,000 units of the Product in any particular shipment and in no event shall AspenBio have any obligation to fill or ship any order for less than 40,000 units.

     2.2 Late Delivery.
     ------------------
     Subject to Section 17.9, in the event orders are not delivered by AspenBio within five business days of their due date, the Purchase Price (as defined below) shall be reduced by 10% for the first 30 days (or portion thereof) thereafter that the Product is late and by 20% for each 30-day period (or portion thereof) thereafter that the Product is late. Such reductions shall not apply to (i) any delay in delivery of the Products resulting from changes in the Product or packaging requested by Merial or (ii) if and to the extent that any delay in delivery results from AspenBio previously supplying Product in excess of the amounts provided on the Order Schedules in order to fill requests for delivery of additional Products by Merial.

     2.3 Shipping to Merial.
     -----------------------
     Unless otherwise requested by Merial and agreed to by AspenBio, all Products ordered by Merial shall be shipped directly to Merial or its previously designated agent or distributor by an appropriate means. All costs and expenses of shipment shall be borne by AspenBio. AspenBio shall honor all reasonable requests for other shipment methods at Merial's expense. Title and risk of loss or damage with respect to Products to be delivered hereunder shall pass from AspenBio to Merial on the date of delivery to Merial of such Product or its agent. Unless otherwise requested by Merial and agreed to by AspenBio, all Products ordered by Merial shall be shipped directly to Merial or its designated agent, to one of the locations set forth below, as directed by Merial in its purchase order:

(a)      Merial Limited
                           115 Transtech Drive, Bldg. 5
                           Athens, GA 30601

(b)      Merial Limited
         c/o Jacobsen Warehouse
         1610 Southeast Cortina
         Ankeny, IA 50021

(c)      Merial Limited
         c/o Jacobsen Warehouse
         4148 Delp Street
         Memphis, TN 38101

     2.4 Packaging.
     --------------
     AspenBio and Merial will design the packaging for the Product (including all inserts), provided that the packaging for the Product will ultimately be determined by Merial, in its reasonable discretion, and Merial shall pay any additional costs for any requests by Merial for changes or additions to the packaging or components of the Product, from the costs for the basic design set forth on Exhibit B, which is attached hereto and incorporated herein by this reference. Notwithstanding the above, the parties hereby acknowledge and agree that the packaging and instructions for the Product will include (i) customary and appropriate notations to reflect intellectual property rights, including trademark registrations, copyrights, and patent applications and letters patent received, in accordance with applicable patent marking laws and other legal requirements and (ii) the statement "[Product tradename] is manufactured by AspenBio, Inc. and is distributed exclusively by Merial Limited" accompanied by the logo of AspenBio or other corporate or `doing business as' name or a logo as AspenBio shall designate in writing prior to any final proof edit deadline for the printing of any such name or logo on the packaging and instructions for the Product, which statement shall be distinct and conspicuous and which logo shall be of the same size as the Merial logo, and shall be located on the side or back label. AspenBio will work with Merial to ensure that packaging complies with applicable regulatory requirements, if any. The parties acknowledge and agree that the packaging of the Product may vary depending upon the country in which the Product is intended to be marketed.

     2.5 Obligations of Merial.

          (a)  Marketing.
          ---------------
               Merial shall use commercially reasonable efforts to bring the Product to market and to commercially exploit the Product in a manner designed to maximize sales and revenues from the Product. Merial shall prepare a marketing plan for each country in which it intends to market the Product. Merial shall provide to AspenBio copies of its marketing plans, sales forecasts and pricing policies for each country.

               (b) Transfers without Consideration.
               ------------------------------------
               In the event that Merial transfers any Products without consideration, Merial shall pay AspenBio for such Products an amount equal to the average Purchase Price paid by Merial for the trailing twelve month period (or portion thereof). Such payment shall be made by Merial in two installments in accordance with the payment procedure described in Section 5.2(a) hereof.

               (c) Compliance with Laws and Standards.
               ---------------------------------------
               Merial agrees that in performing its obligations hereunder, it shall comply with all applicable United States and foreign laws, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

               (d) Foreign Government Approval or Registrations.
               -------------------------------------------------
               If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Merial shall assume all legal obligations to do so and the costs in connection therewith. AspenBio will cooperate with Merial in obtaining any such approval or registration, including payment of reasonable expenses incurred by AspenBio.

     2.6 Product Returns; Expired Stock.
     -----------------------------------
    Subject to Section 10, all Products that are returned by customers to Merial or AspenBio for any reason shall be the responsibility of Merial. In the event expired Products are returned, Merial may purchase replacement components of the Product from AspenBio at AspenBio's Production Cost (as defined below) to allow revalidation and sale of said Product.

3. Distribution Rights, Licenses and Patents.
---------------------------------------------

     3.1 Product Distribution Rights.
     --------------------------------
     During the Term of this Agreement, AspenBio grants to Merial the right to exclusively market, distribute and sell the Product worldwide, either directly or through its affiliates or agents. Without the prior written consent of Merial, AspenBio shall not market, advertise, distribute or sell the Product or grant any other person or entity the right or license to market, advertise, distribute or sell the Product during the Term of this Agreement; provided, however, Merial's consent shall not be required if this Agreement becomes non-exclusive as a result of Merial's failure to meet the sales targets in accordance with Section 4.1 hereof or if Merial breaches this Agreement.

     3.2 Licenses.
     -------------

               (a) Trademark License.
               ----------------------
               During the Term of this Agreement, AspenBio grants to Merial an exclusive license to use the name "SURBRED" (the "Trademark") and a non-exclusive license to use the other names and marks set forth on Exhibit E for the marketing, distribution and sale of the Product as expressly provided herein, including, without limitation, in advertising the Product and for use on the Website (as defined below). Merial may use the Trademark or any other name to market the Product, in its sole discretion. Merial will be responsible for registering the tradenames it uses to market the Product wherever such registration is required. Regardless of the tradename used by Merial to market the Product, Merial will distinctly and conspicuously label the Product with the statement "[Product tradename] is manufactured by AspenBio, Inc. and is distributed exclusively by Merial Limited" and the logo of AspenBio, or other corporate or `doing business as' name or a logo as AspenBio shall designate in writing prior to any final proof edit deadline for the printing of the Product label. AspenBio reserves the right to conduct quality control for any Product handled by Merial where the Product is used in conjunction with the Trademark or any other trademark of AspenBio.

               (b) URL License.
               ----------------
               During the Term of this Agreement, Merial shall also have the right to the exclusive use and control of the URL http://www.surbred.com (the "Surbred URL," and with the Trademark, collectively, the "Licensed Property"). In the event Merial elects to utilize the Surbred URL, it may modify the website associated with the Surbred URL (the "Website") and all content thereon, at its expense. In such event, the Website shall be hosted and served by Merial, at its expense; provided, however, that Merial will include on the Website (or any other website describing the Product) the statement:
          "[Product tradename] is manufactured by AspenBio, Inc. and is distributed exclusively by Merial Limited" and the AspenBio logo or other corporate or `doing business as' name or a logo as AspenBio shall designate, in a distinct and conspicuous manner and shall include a link to AspenBio's website. In addition, the parties agree to provide a link from the home page of their respective corporate websites to the home page of the other. Upon termination of this Agreement, Merial shall take whatever action is reasonably necessary, at its expense, to transfer control and maintenance of the Website back to AspenBio or its designee.

     3.3 Patents.
     ------------

               (a) Application.
               ----------------
               AspenBio and Merial shall jointly determine the appropriate patent strategy for the Product, provided that the ultimate patent strategy for the Product shall be the decision of AspenBio in its sole discretion. Notwithstanding the foregoing, AspenBio agrees to pursue the development and the implementation of its patent strategy, including the filing of applications and other related filings as applicable, with reasonable diligence and timeliness (the "Diligence Requirement"). All costs and expenses associated with the patent application process, including application, filing, prosecution and maintenance shall be borne by AspenBio. Merial shall cooperate with AspenBio, as reasonably requested by AspenBio, in the patent application process. Merial shall provide reasonable notice of countries in which it anticipates marketing the Product so that AspenBio may apply for such registrations or patent protection as it deems appropriate, subject to the Diligence Requirement, in such countries.

               (b) Ownership.
               --------------
               Full and exclusive rights and ownership in the Licensed Property and in any and all related letters patent, trademarks, copyrights, trade secrets, processes, domain names, and any other proprietary rights associated with the Product or the Licensed Property (other than those independently developed by Merial or co-developed by Merial pursuant to the agreement provided for in Section 3.3(c) hereof and the Merial Product Trademarks) shall remain the sole and exclusive property of AspenBio.

               (c) Other Patent Rights.
               ------------------------
               Each party acknowledges that Merial may be a co-inventor of patents linked to further developments and improvements to the Product. The parties shall address ownership of such patent rights in a separate agreement which they will negotiate in good faith. A schedule of existing patents and patent applications is detailed on Exhibit D.

     3.4 Enforcement.
     ----------------
     AspenBio shall have the sole right and authority to initiate any suit or legal proceeding, or to take any other action it may consider reasonable or necessary, in its sole and absolute discretion to enforce and defend AspenBio's rights to the Product, the Licensed Property or the related patents. AspenBio shall be entitled to retain all amounts awarded in connection with any such suit or legal proceeding. Merial shall promptly notify AspenBio of any potential or actual infringement or other unlawful use of the Product, the Licensed Property, or any related patent. Merial shall have the sole right and authority to initiate any suit or legal proceeding, or take any other action it may consider reasonable or necessary, in its sole and absolute discretion to defend and enforce Merial's rights to the Merial Product Trademarks. Merial shall be entitled to retain all amounts awarded in connection with any such suit or legal proceeding.

     3.5 Right of First Negotiation.
     -------------------------------
     During the first two years of the Term of this Agreement, AspenBio grants to Merial a right of first negotiation to distribute, market and sell all future animal health products developed by AspenBio ("Right of First Negotiation"). AspenBio shall notify Merial of future animal health products it intends to develop, distribute, market, and sell ("Product Notice"). Within ten business days of a request by AspenBio, and prior to disclosure of any information regarding such future animal health products, Merial shall sign a confidentiality agreement whereby Merial agrees to maintain in confidence and not to use any information relating to such animal health products disclosed by AspenBio. To exercise the Right of First Negotiation, Merial shall provide AspenBio with notice of its interest in pursuing negotiations ("Notice of Interest") within 60 days of receipt of any Product Notice from AspenBio. In the event that Merial does not enter into a confidentiality agreement in such time period, the Right of First Negotiation shall terminate immediately. The Notice of Interest shall be accompanied by a non-refundable payment of $50,000 to AspenBio to exercise the Right of First Negotiation granted under this Section
3.5 for 30 days from the Notice of Interest. Upon the expiration of such 30-day period, Merial may extend the Right of First Negotiation granted under this
Section 3.5 for up to two additional 30-day periods by making an additional non-refundable payment of $50,000 for each such 30-day extension prior to the expiration of the Right of First Negotiation. After timely receipt of a Notice of Interest and the non-refundable payment or payments described above, AspenBio shall not enter into negotiations with any third parties while the Right of First Negotiation is in effect, provided, that the Right of First Negotiation may not be extended for more than 90 days following the date of receipt of a Notice of Interest (the "Negotiation Period") and during such Negotiation Period AspenBio and Merial each shall negotiate in good faith. In the event that Merial does not deliver a timely Notice of Interest or no final agreement is consummated prior to the expiration of the Negotiation Period, AspenBio shall be free to negotiate and enter into agreements with third parties to distribute or market such animal health product. Nothing in this Section 3.5 shall prevent AspenBio from conducting additional research and testing and market research and analysis (alone or in conjunction with third parties) prior to the termination of the Right of First Negotiation described above. This Section 3.5 shall not apply to animal health products for which AspenBio receives a proposal to develop for, or co-develop with, independent third parties.

4. Sales Targets.
-----------------

     4.1 Target Sales.
     -----------------
     Merial shall sell at least 1.5 million Products in calendar year 2004, at least 4 million Products in calendar year 2005 and at least 5 million Products in each calendar year thereafter during the Term of this Agreement; provided, however, that in the event the Launch does not occur on or before October 1, 2003, the minimum sales targets shall be reduced, on a pro rata basis, for each calendar quarter (or portion thereof) thereafter that the Product is Launched. In the event Merial fails to achieve such minimum sales target in any calendar year during the Term of this Agreement and such default is not due in any part to AspenBio's failure to supply Merial with Products as ordered by Merial or any other material breach of this Agreement by AspenBio, AspenBio shall have the right to convert, after written notice to Merial, the exclusive distribution rights and licenses granted to Merial hereunder to non-exclusive distribution rights and licenses. Merial shall have 30 days after notice of failure to achieve sales targets to cure the default without the distribution rights and licenses granted herein becoming non-exclusive.

     4.2 Expiration.
     ---------------
     The minimum sales requirements described above shall expire and no longer be applicable in the event a Competing Technology (as defined below) becomes available on the market. "Competing Technology" means any bovine early pregnancy test of (i) equivalent or greater accuracy than the Product or (ii) equivalent or earlier determination following insemination than the Product, as determined by Merial, in its reasonable discretion, with the specific exception of currently marketed Early Conception Factor (ECF) tests and any technology developed by AspenBio and included in the Product or the Licensed Property under this Agreement.

5. Payments.
------------

     5.1 Development Payments.
     -------------------------
     Merial shall make the following payments to AspenBio for the services to be provided by AspenBio under this Agreement:

               (a) immediately upon execution of this Agreement, Merial shall pay to AspenBio USD 200,000;

               (b) within 30 days of the execution of this Agreement, Merial and AspenBio shall mutually agree in writing to the procedures and standards of performance to be applied in a field trial of at least 500 cows to be initiated on or before April 30, 2003 (the "Trial").
          AspenBio shall provide the parties conducting the Trial with all Surbred 15 test strips and other components of the Product reasonably required to complete the Trial on or before July 15, 2003. Within 30 days of receipt of a final report confirming to Merial's reasonable satisfaction that the Product conforms to the Design, Merial shall pay to AspenBio USD 700,000 (the "Second Installment"); provided, however, that in the event the final Trial report is not complete on or before July 15, 2003 and there is no unreasonable delay by Merial in the performance of its obligations hereunder (which delay AspenBio reported to Merial by written notice within 10 days of its occurrence) that are a condition to AspenBio's completion of a satisfactory final Trial report, the amount of the Second Installment shall be reduced by USD 100,000 for each month or portion of a month following July 15, 2003 that the final Trial report is not presented (the "Discounted Second Installment"). If there is a reasonable delay in Merial's performance of its obligations hereunder, then the date for delivery by AspenBio of the final Trial report to Merial shall be extended for an equivalent period of time beyond July 15, 2003 to allow for such delay. In the event that the final Trial report does not confirm to Merial's reasonable satisfaction that the Product conforms to the Design, the parties will meet and attempt to modify the Product or the Trial in a mutually agreeable manner. If no such agreement is reached within 30 days of the delivery of the final Trial report, this Agreement shall terminate and 50% of all amounts paid by Merial to AspenBio hereunder prior to such date shall be returned to Merial; and.

               (c) Upon the Launch (as defined below) of the Product in the first country, Merial shall pay to AspenBio USD 1,000,000 (the "Final Installment"). "Launch" means AspenBio's ability to ship to Merial at least 250,000 Products, AspenBio's reaching an inventory level sufficient to supply Merial for the next calendar quarter (based on the Order Schedules provided by Merial) and following the satisfaction of the QC Tests for the Product.

     5.2 Purchase Price.
     -------------------
     Merial shall pay to AspenBio an amount equal to 33% of Invoiced Sales Price, which, for purposes of this Agreement, shall mean, as applicable, either
(a) for Product sold by Merial distributors, the gross price listed on the invoice, before rebates, credits, discounts or other deductions, or (b) for direct sales by Merial (meaning sales using distribution channels other than a third party distributor) to veterinary clinic customers, the net invoice price on which Merial bills and seeks collection from such customers ("Purchase Price"). The minimum Purchase Price in the United States shall be [*] per unit of Product and outside of the United States shall be [*] per unit of Product; provided, however, if a Competing Technology is introduced in the United States, then from that date through the end of the Term the minimum Purchase Price will no longer be applicable (the "Fluctuating Minimum Purchase Price Period"). During the Fluctuating Minimum Purchase Price Period, Merial shall provide to AspenBio within 45 days after the close of each quarter a report of the average Purchase Price (calculated under this Section 5.2 from sales in all countries using foreign currency conversion rates as of the time such conversions are determined for Merial's internal accounting purposes) for the most recently completed quarter (the "Trailing Average Purchase Price") covered by the report. If after the beginning of the Fluctuating Minimum Purchase Price Period the Trailing Average Purchase Price is less than [*] per unit of Product (a "Low Purchase Price") for any two successive calendar quarters, then AspenBio may, at its option, terminate this Agreement by written notice within 45 days of receiving any report referenced in the preceding sentence that discloses the second successive calendar quarter of a Low Purchase Price. If AspenBio elects to terminate this Agreement pursuant to this Section
5.2 within 3 years after the Launch Date, then AspenBio shall pay to Merial all monies paid by Merial to AspenBio under Section 5.1 on a prorata basis according to the following formula:

     (The amounts paid by Merial under Section 5.1) times the  following  ratio:
(number of months remaining until 36 months after the initial Launch Date) divided by 36 months.

     AspenBio shall pay such monies pursuant to a promissory note (to be negotiated by the parties in good faith) at the prevailing interest rate on a monthly basis in equal installments over the time remaining of the 3 year period after the Launch Date. During the Fluctuating Minimum Purchase Price Period, the minimum Purchase Price shall be no less than [*].

          (a) Installments.
          -----------------
          The Purchase Price will be payable by Merial in two installments. The initial payment will be [*] per Product delivered to Merial and shall be due 30 days after receipt of the Product by Merial; provided, however, that Merial shall pre-pay for its first 1,000,000 Product orders, on an as ordered basis, (in an aggregate amount not to exceed [*]). The final payment will comprise the balance of the Purchase Price (calculated in accordance with Section 5.2) and shall be due 30 days after the end of each calendar quarter during which such Product is sold by Merial.

          (b) Review of Production Cost.
          ------------------------------
          AspenBio shall use its best efforts to minimize the Production Cost (which, for purposes of this Agreement, means AspenBio's costs to produce or purchase the Product (including shipping expenses, duties, printing expenses, and packaging expenses)) of the Product ("Production Cost"). If AspenBio's Production Cost exceeds [*] per Product, AspenBio may provide written notice to Merial ("Cost Overage Notice"). Upon receipt of a Cost Overage Notice, Merial may elect to perform an audit of AspenBio to confirm that AspenBio's Production Cost exceeds [*] per Product. Merial shall provide written notice of its intent to perform any such audit within 10 days of receipt of the Cost Overage Notice and any such audit shall be completed by Merial within 30 days of the Cost Overage Notice. If Merial does not make a timely election to conduct such an audit or if the audit confirms that AspenBio's Production Cost exceeds [*], AspenBio and Merial shall review the Purchase Price amount and attempt to agree on a revised amount. If the parties are unable to agree on a revised Purchase Price amount within 30 days of the Cost Overage Notice, Merial or AspenBio may terminate this Agreement upon written notice to the other party; provided, however, that neither party may terminate this Agreement pursuant to this Section during the first three full years of the Term of this Agreement. If this Agreement is not terminated pursuant to this Section or in accordance with Section 6, the Agreement shall remain in full force and effect.

          (c) Records and Audit Rights.
          -----------------------------
          Each of AspenBio and Merial  shall keep,  maintain and preserve for at least five years following the termination or expiration of the Term of this Agreement, accurate records relating to the Purchase Price and the Production Cost. During the Term of this Agreement and the five-year period thereafter, AspenBio shall have the right, at its sole cost and expense, to audit the records of Merial for the purpose of verifying the Purchase Price and Merial shall have the right, at its sole cost and expense, to audit the records of AspenBio following receipt of a Cost Overage Notice in accordance with Section 5.2(c) for the purpose of verifying the Production Cost. Should any audit reveal a greater than two percent discrepancy in the amount of the Purchase Price or the Production Cost for the period being audited, the party that misreported such amount shall reimburse the other party for all costs and expenses associated with such audit in addition to all other amounts due as a result of the incorrect reported amount. Audits shall be made upon not less than ten days' prior written notice and during regular business hours. Any parties performing such audit may be required to execute a standard confidentiality agreement restricting their disclosure and use of any confidential information obtained in connection with the audit.


     5.3 Taxes.
     ----------
     Each party shall pay its own federal, state, and local taxes or other charges (including import taxes and fees, if any) assessed, designated, levied, imposed or arising under this Agreement.

6. Term and Termination.
------------------------

     6.1 Term.
     ---------
     With respect to each market in which Merial markets the Product, the term of this Agreement shall be the greater of (a) five years from the Effective Date or (b) the term of the last to expire of any patent for the Product in the United States or applicable foreign country (the "Term"). This Agreement shall automatically be extended for successive one-year terms unless AspenBio or Merial gives the other party written notice of its intent to not renew the Agreement not less than 90 days prior to the end of the Term or any successive one-year term.

     6.2 Effect of Termination.
     --------------------------
     Upon the expiration or termination of this Agreement for any reason, the distribution rights and licenses granted hereunder and other provisions of this Agreement shall immediately terminate and be of no further force or effect, except as otherwise provided herein. Nothing herein shall be construed to release Merial of the obligation to pay the Purchase Price for any Products delivered prior to the date of such termination or to release either party from any other obligation that matured prior to the effective date of such termination. Upon the expiration or termination of this Agreement for any reason, Merial shall return to AspenBio all AspenBio Property and any books, records, files, forms, reports, memoranda, or other documents, writings, and similar materials containing information or other intellectual property received from AspenBio or relating to the Licensed Property and the Products (whether received from AspenBio or developed solely or partially by Merial during the Term hereof except if such materials relate to a Merial Product Trademark or to an improvement or development for which Merial is a co-inventor pursuant to the agreement described in Section 3.3(c)) and AspenBio shall return to Merial all Merial Property. Notwithstanding anything to the contrary set forth herein, however, Merial shall have the right for 12 months to dispose of all Products then in its inventory and shall pay the Purchase Price thereon in accordance with the terms hereof.

     6.3 Termination by Merial.
     --------------------------
     Merial may terminate this Agreement:

          (a) within 30 days of Merial's receipt of the final Trial report in the event the results of such report concludes that the Product does not meet the standards mutually agreed to by the parties in accordance with Exhibit A;

          (b) immediately, if AspenBio is unable to provide Merial with the finished Product that is ready for Launch in the United States in accordance with the Design by October 1, 2003 (in which case Merial shall be reimbursed 50% of all payments made as of such date by Merial in accordance with Section 1.2);

          (c) upon 30 days' written notice to AspenBio in the event AspenBio breaches any material agreement, covenant, representation or warranty of this Agreement after notice from Merial and such condition or act has not been fully remedied within such 30-day period; or

          (d) pursuant to Section 5.2(b).

     6.4 Termination by AspenBio.
     ----------------------------
     AspenBio may terminate this Agreement:

          (a) upon 15 days' written notice to Merial in the event that Merial breaches any obligation to make any payment to AspenBio hereunder, or upon 30 days' written notice to Merial in the event Merial breaches any other material agreement, covenant, representation or warranty of this Agreement and such condition or act has not been fully remedied within such 15 or 30 day period, as applicable; or

          (b) pursuant to Sections 5.2 and 5.2(b).

     6.5 Termination by Either Party.
     --------------------------------
     Either party may terminate this Agreement immediately upon notice to the other in the event of (a) the filing of an application for the appointment of a receiver or custodian for such party or such party's property, (b) the entry of an order for relief or the filing of a petition by or against such party under the provisions of any bankruptcy or insolvency law, (c) any assignment for the benefit of creditors by or against such party, or (d) such party becomes insolvent.

7. Indemnity; Liquidated Damages; Limit of Liability.
-----------------------------------------------------

     7.1 Indemnification of Merial.
     ------------------------------
     AspenBio shall indemnify, defend and hold harmless Merial, and its respective affiliates, officers, directors, stockholders, employees, agents, successors and assigns, against any and all claims, demands, losses, damages, judgments, actions, proceedings, liabilities, settlements or any other costs or liabilities whatsoever, including all reasonable attorneys' fees, resulting from, arising out of or otherwise attributable to (a) any act or omission under this Agreement, including any breach of any representation, warranty, covenant or agreement of this Agreement by AspenBio, (b) any claim or action based upon the claim that the Product or Licensed Property infringes the patent, copyright, trademark, trade secret or other intellectual property or proprietary rights of another person or entity, (c) any product liability claim or action with respect to the Product, except to the extent such claim or action results from a use of the Product in a manner other than its intended use, (d) any violation by AspenBio of any applicable law, ordinance or regulation in connection with this Agreement, and (e) the informational contents of the packaging for the Product or any information posted on the Website and provided to Merial by AspenBio.

     7.2 Indemnification of AspenBio.
     --------------------------------
     Merial shall indemnify, defend and hold harmless AspenBio, and its respective affiliates, officers, directors, stockholders, employees, agents, successors and assigns, against any and all claims, demands, losses, damages, judgments, actions, proceedings, liabilities, settlements or any other costs or liabilities whatsoever, including all reasonable attorneys' fees, resulting from, arising out of or otherwise attributable to (a) any act or omission under this Agreement, including any breach of any representation, warranty, covenant or agreement of this Agreement by Merial (b) any violation by Merial of any applicable law, ordinance or regulation in connection with this Agreement, (c) any claim or action based upon the claim that the Merial Property infringes the patent, copyright, trademark, trade secret or other intellectual property or proprietary rights of another person or entity, and (d) the informational contents of the packaging for the Product or any information posted on the Website, provided such contents or information were not provided to Merial by AspenBio or its suppliers.

     7.3 Liquidated Damages.
     -----------------------
     In the event Merial's ability to distribute, market and sell the Product is impaired as a result of AspenBio's breach of Sections 8.2(d) and 9 and such breach is not subject to a cure, AspenBio shall pay to Merial liquidated damages in an amount equal to all monies paid by Merial to AspenBio under Section 5.1 of this Agreement and all lost profits of Merial due to the loss of sales of any unsold Product held in Merial's inventory at the time of such breach; provided, that such lost profits shall not exceed the total profits of Merial from sales of the Product for the previous six month period. This remedy is in addition to any other remedies granted to Merial under this Agreement.

     7.4 Limit of Liability.
     -----------------------
     EXCLUDING ASPENBIO'S OBLIGATIONS UNDER SECTIONS 7.1 AND 7.3, ASPENBIO SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE AGGREGATE LIABILITY OF ASPENBIO FOR ANY REASON AND UPON ANY CAUSE OF ACTION OR CLAIM, INCLUDING, WITHOUT LIMITATION, ASPENBIO'S OBLIGATION TO INDEMNIFY AND HOLD HARMLESS UNDER THIS AGREEMENT, SHALL BE LIMITED TO THE AMOUNTS PAID TO ASPENBIO BY MERIAL HEREUNDER. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, INDEMNITY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS.

8. Representations  &  Warranties,  Product  Warranties,  Disclaimer  of  Other
-------------------------------------------------------------------------------
   Warranties.
--------------

     8.1 Mutual.
     -----------

     Each of AspenBio and Merial represents and warrants to the other on a continuing basis throughout the Term of this Agreement that:

          (a) it has all necessary capacity, power and authority to enter into and perform this Agreement and has obtained all approvals and consents required for the execution and performance of this Agreement;

          (b) the execution and delivery of this Agreement will not violate or contravene any agreement, obligation, commitment, law, statute or regulation to which it may be subject or any provision of its charter or bylaws;

          (c) this Agreement represents the binding and enforceable obligation of such party, enforceable in accordance with its terms; and

          (d) the persons executing this Agreement are duly authorized by the respective parties to sign and deliver this Agreement on their behalf.

     8.2 AspenBio's Representations and Warranties.
     ----------------------------------------------
     AspenBio represents and warrants to Merial on a continuing basis throughout the Term of this Agreement that:

          (a) to the best knowledge of AspenBio, except as set forth in Section 8.2(e), in connection with performing the services contemplated by this Agreement and developing the Product, AspenBio is not infringing, and will not infringe, upon any patent, copyright, trademark, trade secret or other proprietary right of any person or entity;

          (b) except for the rights of the licensors under the licenses attached hereto as Exhibit C (the "University Licenses"), AspenBio is not under any obligation to assign or give any work performed under this Agreement to any third party (provided, however, that this representation shall not be construed as a restriction against AspenBio subcontracting all or any portion of the work to be performed hereunder);

          (c) except for the  University  Licenses  and the rights  described in
     Section 8.2(e), AspenBio owns the rights to the intellectual property comprising the Product and the Licensed Property outright without any claim or encumbrance thereon and has the unilateral right and ability to consummate the transactions contemplated hereby with respect to the Product and the Licensed Property; and

          (d) to the best knowledge of AspenBio, except as set forth in Section 8.2(e), the University Licenses constitute all the licenses necessary for the development of the Product by AspenBio, the exclusive distribution, marketing and sale of the Product by Merial and the license of the Licensed Property to Merial (the "Licenses"), and there are no other licenses necessary for the development of the Product by AspenBio, the exclusive distribution, marketing and sale of the Product by Merial or the license of the Licensed Property to Merial. In the event any other license becomes necessary for the development of the Product by AspenBio, the exclusive distribution, marketing and sale of the Product by Merial and the license of the Licensed Property to Merial, AspenBio shall promptly use commercially reasonable efforts to obtain such license at its own cost and expense. During the Term of this Agreement, AspenBio shall be responsible for using commercially reasonable efforts to obtain and maintain reasonably necessary Licenses, including the costs associated therewith, and AspenBio shall comply with the terms of all such Licenses. In the event Merial's ability to distribute, market and sell the Product is materially impaired as a result of AspenBio's breach of this Section, AspenBio shall promptly cure, at AspenBio's own cost and expense, such breach (including, without limitation, procuring another license or developing the technology necessary to develop, distribute, maintain, support, sublicense or sell the Product) or Merial may cure AspenBio's breach (including, without limitation, procuring another license or developing the technology necessary to develop, distribute, maintain, support, sublicense or sell the Product), in which case AspenBio shall promptly reimburse Merial for all reasonable fees, costs and expenses incurred by Merial to cure AspenBio's breach.

          (e) Merial acknowledges that in the current form of the Product, one of the components is a lateral flow test strip, the intellectual property rights to which are or may be owned by a third party. AspenBio has historically obtained these components from a supplier that pays the royalties thereon. In the event that AspenBio is unable to obtain such lateral flow test strips without payment of additional royalties, fees, or equivalent expenses, the cost of such expenses shall be included in the calculation of AspenBio's Production Cost pursuant to Section 2.5(b).

          (f) AspenBio represents and warrants that AspenBio has not received a notice of deficiency under Section 6.5 of the License Agreement for Determination of Pregnancy Status of Ungulates between AspenBio, Inc. and The Idaho Research Foundation, Inc. dated September 26, 2001 and that AspenBio will provide an executed copy of this Agreement to the Idaho Research Foundation, Inc. in accordance with its obligations under Section
     3.2 of that agreement.

9. Sale of Product.
-------------------
     AspenBio and Merial acknowledge and agree that any transfer of the Product from AspenBio to Merial under this Agreement is a "sale" of the Product. If a court or arbitration panel of competent jurisdiction determines otherwise, then effective as of the Effective Date, AspenBio agrees that it shall be deemed to have granted to Merial such patent licenses and sublicenses as may be necessary to allow Merial to market and distribute the Product in accord with this Agreement.

10. Warranty; Insurance.
------------------------

     10.1 Warranty.
     --------------
     AspenBio warrants that it will use its commercially best efforts to perform the services to be provided by it hereunder and that, during the period that the Products are viable and not expired (according to the expiration date indicated on each such Product's packaging), such Products will perform according to the requirements of the Design and their intended use, provided that the Products are stored, handled, and used in the manner prescribed by AspenBio. In the event of any breach of the foregoing warranty, AspenBio shall, within 30 days of

Merial's notice to AspenBio that a Product is not performing according to the requirements of the Design or its intended use, replace the Product at AspenBio's sole cost and expense. In the event a Product does not perform according to the requirements of the Design or its intended use within such 30-day period, at Merial's option, AspenBio shall promptly refund to Merial all fees, costs and expenses paid by Merial that are attributable to the non-conforming Product.

     10.2 Insurance.
     ---------------
     During the term of this Agreement, AspenBio shall at all times at its own expense, keep and maintain commercial general liability insurance including contractual liability for duties assumed by AspenBio under this Agreement, with limits of no less than USD 500,000, subject to a USD 1,000,000 general aggregate limit.

     11. Relationship of Parties.
     ----------------------------
     Merial is and shall be considered an independent contractor with entire control and direction of its business and operations, subject only to the conditions and obligations established by this Agreement. No agency, employment, partnership or joint venture is created by this Agreement. Neither party to this Agreement shall make any representations tending to create apparent agency, employment, partnership or joint venture. Neither party will have authority to act for the other in any manner or to create obligations or debts binding on the other, and neither party will be responsible for any obligations or expenses whatsoever of the other.

     12. Governing Law.
     ------------------
     This Agreement shall be governed, enforced, performed and construed in accordance with the laws of the State of Georgia, excepting those conflicts of law provisions that would serve to defeat application of Georgia substantive law.

     13. Arbitration.
     ----------------
     The parties agree that any controversy, claim, or damages arising out of or relating in any manner to this Agreement, its formation, or any breach thereof, will be resolved by binding arbitration in Denver, Colorado. The arbitration shall be before a single neutral arbitrator and, unless otherwise agreed by the parties, shall be conducted pursuant to the JAMS Comprehensive Arbitration Rules and Procedures ("Rules") as in effect at the time of the arbitration; provided, however, that the arbitration will not be administered by JAMS or conducted by a JAMS arbitrator if both parties agree otherwise. If either party objects to the administration by JAMS, then the arbitration shall be administered by an entity or person mutually agreed upon by the parties or, absent such an agreement, by the arbitrator himself or herself. If the arbitration is not administered by JAMS, then, where reasonably practical, the provisions in the Rules applicable to the JAMS administrator shall be read to apply to the administrator appointed by the parties. If it is not reasonably practical to apply a provision relating to the JAMS administrator to the administrator appointed by the parties, then that provision of the Rules shall not apply to this arbitration. If a conflict exists between the Rules and this Section, then this Section shall govern.

     The arbitration shall be commenced by one party submitting an arbitration demand to the other. The parties shall have 20 days following the commencement of the arbitration to select a mutually agreeable arbitrator. If the parties fail to mutually select an arbitrator within this 20-day period, then each party shall, within 10 days from such failure, submit to the other party a list of five neutral arbitrators who such party has contacted and confirmed are free of any conflicts and are available to conduct the arbitration. Within three days after these lists are exchanged, each party shall peremptorily strike up to three of the proposed arbitrators on the other party's list and shall submit a list of such strikes to the other party. Within three days after the peremptory strikes are exchanged, each party shall rank in order of preference the remaining proposed arbitrators, with "1" being the most preferred. The person with the lowest total combined ranking ("1" being the lowest ranking) shall be appointed as the arbitrator. In the case of a tie, the proposed arbitrator(s) who have or has the highest ranking of any single numeric ranking by either party (i.e., the least preferred by one party of those that are tied), will be struck and the remaining person shall be selected as the arbitrator. If the tie continues after those with the single highest numeric ranking are struck, then the arbitrator shall be selected from those remaining in the tie by a single toss of a coin. If an arbitrator for any reason withdraws from serving as the arbitrator after being appointed, then the replacement arbitrator shall be the next lowest ranking person from the original arbitration selection process. If a tie exists, then it shall be resolved by a single toss of a coin. If none of the ranked arbitrators from the original selection process can serve as the replacement arbitrator, then the parties shall re-start the entire arbitration selection process with new lists of proposed arbitrators.

     Discovery shall be permitted pursuant to the Rules, and the arbitration hearing shall occur within 90 days following the appointment of the arbitrator. Any provisional or injunctive remedy that would be available in a court of law will be available from the arbitrator pending the arbitration of the dispute. Each party shall pay its own attorneys' fees, and each party shall pay 50% of the fees and expenses of the arbitrators and the costs of the arbitration.

     Within 30 days following the completion of the hearing, the arbitrator will issue a written ruling with an explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching his decision.

14.  Survival;  Consultation  of Counsel.
-----------------------------------------
     The  provisions of Sections 1.7,  1.8,  5.2(c),  6.2, 7, 9, 10.1, 12 and 15
hereof shall survive the termination of this Agreement and remain in full force and effect thereafter. Each of the parties represents that it has read this Agreement, that it understands fully all of its terms, that it has been afforded the opportunity to discuss this Agreement with legal counsel of its choice and that it enters into this Agreement voluntarily and of its own free will and fully and completely accepts the terms of this Agreement.

15. Assignment.
---------------
     Except as otherwise provided herein, neither AspenBio nor Merial may assign, subcontract, transfer or otherwise delegate any of its rights, interests or duties whatsoever under this Agreement without the prior written consent of the other party; provided, however, that upon 14 days' prior written notice to Merial, AspenBio may assign or transfer this Agreement in connection with a sale of substantially all of the stock or assets of AspenBio. Merial shall provide AspenBio with notice of any change in the equity ownership or voting rights of Merial constituting 10% or more of such equity ownership or voting rights within 10 days of such change.

16. Public  Announcement.
-------------------------
     Except as otherwise required by law, the parties will submit to each other, prior to publication or release, any press release relating to this Agreement. The parties will promptly review proposed press releases and provide the other party with any comments regarding the press release. Merial also will provide the same opportunity to AspenBio regarding any initial press release Merial intends to publish relating to this Agreement. Merial acknowledges that AspenBio will file this Agreement in AspenBio's reports with the Securities and Exchange Commission. AspenBio will request confidential treatment of the market sensitive information contained in this Agreement as identified by Merial and agreed to by AspenBio prior to execution of this Agreement.

     In addition to the initial press release described above, AspenBio and Merial agree that they will issue press releases to announce the successful completion of each of the following milestones: (i) the successful completion of the Trial; (ii) the United States launch of the Product, and (iii) the launch of the Product in each country outside of the United States. The text of all such press releases shall be agreed to by both AspenBio and Merial in their reasonable discretion except as otherwise required by law.

17. Miscellaneous.
------------------

     17.1 Amendment.
     ---------------
     This Agreement may be amended or modified only in a writing executed by both parties.


     17.2 Headings.
     --------------
     Captions are inserted only for convenience and are in no way to be construed as part of this Agreement.

     17.3 Waiver.
     ------------
     The waiver or failure of any party to exercise any rights under this Agreement shall not be deemed a waiver or other limitation of any other right or any future right.

     17.4 Successors and Assigns.
     ----------------------------
     Subject to Section 15, this Agreement shall inure to the benefit of, and shall be binding upon, the parties, their respective successors and permitted assigns.

     17.5 Counterparts.
     ------------------
     This Agreement may be executed in two or more counterparts, including with facsimile signatures, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     17.6 Notices.
     -------------
     All notices required or permitted by this Agreement shall be in writing and shall be hand delivered, sent by facsimile (with transmission confirmed) or sent by overnight courier, and shall be effective when received or, if sent by overnight courier, on the next business day after delivery to the courier service. Notices shall be sent to the address set forth on Exhibit A or at such address as a party notifies the other party.

     17.7 Costs and Expenses.
     ------------------------
     Except as expressly set forth herein, each party shall bear its own costs, expenses, taxes and other charges whatsoever incurred in connection with the execution and performance of this Agreement.

     17.8 Attorneys' Fees.
     ---------------------
     In the event that any action (including an arbitration action) is filed in relation to this Agreement, the party which does not prevail in such action shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     17.9 Force Majeure.
     -------------------
     Should either of the parties be delayed in its performance (other than payments of amounts due hereunder) for reasons which are beyond its control, including but not limited to labor disputes, fire, flood, civil strife, military action, accidents, terrorism, sabotage, riots, or other casualty or acts of God or any similar cause, the date of performance by such party shall be extended a reasonable time to allow for such delay. In no event shall either party be liable for any loss or damage to the other occasioned by any such delay.

     17.10 Severability.
     -------------------
     If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision shall then be enforceable and enforced.

     17.11 Further Assurances.
     -------------------------
     The parties agree to conduct such further acts and to execute and deliver such additional agreements and instruments from time to time as the other may at any time reasonably request in order to assure and confirm unto it its rights, powers and remedies under this Agreement.

     17.12 Entire Agreement.
     -----------------------
     This Agreement, including any exhibits and schedules attached hereto, and the Confidential Disclosure Agreement between AspenBio and Merial dated October 21, 2002, contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, representations and proposals, written and oral, relating thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                   ASPENBIO, INC.


                                   By:
                                          --------------------------------------

                                          Name:
                                                       -------------------------

                                          Title:
                                                       -------------------------

                                          Address:

                                                       -------------------------


                                          Facsimile:
                                                       -------------------------



                                   MERIAL LIMITED


                                   By:
                                          --------------------------------------
                                          Name:
                                                       -------------------------

                                          Title:
                                                       -------------------------

                                          Address:
                                                       -------------------------

                                          Facsimile:
                                                       -------------------------

                                       19